Exhibit 10.1

Effective as of July 31, 2017

Cayman Venture Capital Fund

Governors Square, 2ndFloor

23 Lime Tree Bay Avenue, P.O. Box 1569

Grand Cayman KY1-1110, Cayman Islands

Re:	Amendment No. 1 to $5.8 Million Financing Agreement Date May 11, 2017 (the “Agreement”) by and between Kaya Holdings, Inc. (the “Company”) and Cayman Venture Capital Fund (the “Investor”)

Ladies and Gentlemen:

Reference is made to the Agreement. The Company and the Investor hereby agree to amend the Agreement as follows:

1.           The maximum principal amount of Notes which has been issued and is issuable under the Agreement is hereby increased from $5.8 million to $6.3 million.

2.           The terms on which the Investor has purchased and has agreed to purchase up to $6.3 million in Notes pursuant to the Agreement are hereby amended as follows:

●	The Investor purchased $500,000 in principal amount of Notes from the Company contemporaneously with the execution of the Agreement, which Notes are convertible into shares of the Company’s common stock at a conversion price of $0.05 (the “$0.05Notes”).

●	The Investor purchased $150,000 in principal amount of Notes from the Company prior to July 31, 2017 and has agreed to purchase an additional $350,000 in $6.3M Notes from the Company prior to October 31, 2017, which Notes are (a) convertible into shares of the Company’s common stock at a conversion price of $0.03; and (b) secured by a mortgage lien on any real property acquired by the Company on or before October 31, 2017, until such time as the Company repays at least $1.5 million in indebtedness owed to the Investor under the Notes or otherwise or such amount of indebtedness in converted into shares of the Company’s common stock in accordance with its terms (the “Secured Notes”).

●	Provided the Investor has fulfilled its obligation to purchase all $500,000 in principal amount of Secured Notes, the Investor will have the right to purchase an additional tranche of $0.05 Notes up to an aggregate of $500,000 in principal amount, at any time and from time to time through February 28, 2018.

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Kaya Holdings, Inc. 305 S. Andrews Ave, Suite 209, Fort Lauderdale, FL 33301

●	Provided the Investor has fulfilled its obligation to purchase all $500,000 in principal amount of $0.05 Notes on or before February 28, 2018, as per the preceding paragraph, the Investor will have the right to purchase an additional tranche of $0.05 Notes up to an aggregate of $1,000,000 in principal amount, at any time and from time to time through July 31, 2018.

●	Provided the Investor has fulfilled its obligation to purchase the additional tranche of $1,000,000 in principal amount of $0.05 Notes from the Company on or before July 31, 2018, as per the preceding paragraph, the Investor will have the right to purchase up to an additional $1,600,000 in principal amount of Notes from the Company at any time and from time to time through December 31, 2018, which $6.3M Notes will be convertible into shares of common stock at a conversion price of $0.08 (the “$0.08 Notes”).

●	Provided the Investor has fulfilled its obligation to purchase all $1,600,000 in principal amount of $0.08 Notes from the Company on or before December 31, 2018, the Investor will have the right to purchase up to an additional $2,200,000 in principal amount of $6.3M Notes from the Company at any time and from time to time through May 31, 2019, which$6.3M Notes will be convertible into shares of common stock at a conversion price of $0.11.

3.           Except as amended hereby, the Agreement is ratified, approved and confirmed by the Company and the Investor and remains in full force and effect.

4.           All capitalized terms not otherwise defined herein shall have the same meanings as given in the Agreement.

If the foregoing correctly reflects our understanding, please so indicate by countersigning this letter below.

Sincerely,

/s/ Craig Frank
Craig Frank, CEO, CFO
Kaya Holdings, Inc.
954-612-6475
craig@kayaholdings.com

ACCEPTED AND AGREED TO

EFFECTIVE AS OF JULY 31, 2017

CAYMAN VENTURE CAPITAL FUND

By:	/s/ David M. L. Roberts
David M. L. Roberts, Director

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Kaya Holdings, Inc. 305 S. Andrews Ave, Suite 209, Fort Lauderdale, FL 33301

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